INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of ___________, 2011, by and between Life Partners Holdings, Inc., a Texas corporation, and Life Partners, Inc., a Texas corporation (singularly and collectively the “Company”), and __________________ (the “Indemnitee”).

WHEREAS, qualified persons are reluctant to serve organizations as directors or officers or in other capacities unless they are provided with adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of such organizations;

WHEREAS, the parties hereto recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company and/or its subsidiaries, and the resultant substantial time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company and/or its subsidiaries;

WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually agree to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company and/or its subsidiaries free from undue concern that they will not be adequately indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for an on behalf of the Company on the condition that the Indemnitee is indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s agreement to provide services to the Company and/or its subsidiaries and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Certain Definitions:

(a)           Change in Control:  shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities (other than any  person or entity that is such a 30% beneficial owner as of the date hereof), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b)           Claim: any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Company or by any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

(c)           Expenses: include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(d)           Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was serving as a member of the Board of Directors or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)           Independent Legal Counsel: a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to the selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Claim for which Indemnitee is seeking indemnification hereunder (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)           Reviewing Party:  (i) member or members of the Company’s Board of Directors who is not a party to the particular Claim, issue or matter for which Indemnitee is seeking indemnification, or (ii) Independent Legal Counsel.

(g)           Voting Securities:         any securities of the Company which vote generally in the election of directors.

2.           Basic Indemnification Arrangement.

(a)           In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, liabilities, losses, judgments, fines, excise taxes, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, losses, judgments, fines, excise taxes, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). Expense Advances shall be made without regard to the ability of Indemnitee to repay such amounts. Any such Expense Advances shall be made on an unsecured basis and be interest-free.

(b)           Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party ultimately determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to reimburse the Company) for all such amounts theretofore paid: provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be members of the Company’s Board of Directors who are not a party to the particular Claim, issue or matter for which Indemnitee is seeking indemnification, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) or if no such disinterested directors are available, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Texas having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. In the event that the Indemnitee does not commence such litigation following a determination by the Reviewing Party, such determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(c)           The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or Claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

3.           Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company charter, articles or incorporation or by-law provision now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.           Indemnification for Additional Expenses.  The Company shall, to the maximum extent permitted by law, indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within ten business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or Expense Advances under this Agreement or any other agreement or Company charter, articles of incorporation or by-law provision now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) recovering under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.           Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.           Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7.           No Presumptions.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.           Nonexclusivity; Subsequent Change in Law. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s articles of incorporation, charter or by-laws (and any amendments thereto) or Texas law, or otherwise. To the extent that a change in Texas law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s charter, articles of incorporation or by-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.           D&O Liability Insurance.  The Company currently maintains a directors’ and officers’ liability insurance policy and intends to continue to maintain such policies or replacements thereof as long as, in its sole discretion, such coverages are economically feasible. To the extent the Company maintains a directors’ and officers’ liability insurance policy or policies, and as long as Indemnitee remains an officer or director of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. Further, after Indemnitee no longer serves as an officer or director of the Company for any reason, the Company will use its commercially reasonable efforts to continue to cover Indemnitee as a named insured under the Company’s insurance policy or policies providing directors’ and officers’ liability insurance for a period of time that shall commence on the date of termination and end on the date that is the sooner of (i) six years after the date of termination, or (ii) the date on which the Company ceases to maintain an insurance policy providing directors’ and officers’ liability insurance.

10.           Amendments; Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors or assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal or legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company.

13.           Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

14.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

LIFE PARTNERS HOLDINGS, INC.

[Name, Office]

LIFE PARTNERS, INC.

[Name, Office]

INDEMNITEE

[Name, Office]